EXHIBIT 99.1

[LOGO OMITTED]                                                News Release
                                                                 NYSE: NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com


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         NORTHWESTERN CLOSES $390 MILLION SENIOR SECURED CREDIT FACILITY

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SIOUX FALLS, S.D. - Feb. 10, 2003 - NorthWestern Corporation (NYSE:NOR) today announced that it has closed and received funds from a $390 million senior secured credit facility with Credit Suisse First Boston.

     The new facility matures in December 2006, and will be used to repay NorthWestern's existing $280 million working capital facility and for other corporate purposes.

     NorthWestern Corporation is a leading provider of services and solutions to more than 2 million customers across America. NorthWestern's partner businesses include NorthWestern Energy, a provider of electricity, natural gas and related services to customers in Montana, Nebraska and South Dakota; Expanets, the largest mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a leading provider of air conditioning, heating, plumbing and related services.

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